Exhibit (h)(vi)(B)

SCHEDULE A

TO DIREXION SHARES ETF TRUST ADVISORY FEE WAIVER AGREEMENT

As of September 1, 2011 through September 1, 2018 (the “applicable Period”)

Advisory fee limit applicable to each Fund:

Fund	Rate	Limit	Rate after Limit
1.25X Funds
Direxion Daily S&P 500® Bull 1.25X Shares	0.45%	0.15%	0.30%
Direxion Daily Small Cap Bull 1.25X Shares	0.45%	0.15%	0.30%

2X Funds
Direxion Daily Cyber Security & IT Bull 2X Shares	0.75%	0.15%	0.60%
Direxion Daily Cyber Security & IT Bear 2X Shares	0.75%	0.15%	0.60%
Direxion Daily Pharmaceutical & Medical Bull 2X Shares	0.75%	0.15%	0.60%
Direxion Daily Pharmaceutical & Medical Bear 2X Shares	0.75%	0.15%	0.60%
Direxion Daily Silver Miners Index Bull 2X Shares	0.75%	0.15%	0.60%
Direxion Daily Silver Miners Index Bear 2X Shares	0.75%	0.15%	0.60%
Direxion Daily Income Preferred Bull 2X Shares	0.75%	0.10%	0.65%
Direxion Daily Income Preferred Bear 2X Shares	0.75%	0.10%	0.65%

Tiered Advisory Fee Limit for each of the leveraged Funds listed below:

Net Assets		Net Assets	Rate

0	>	$1,500,000,000	0.75%
$1,500,000,000	>	$2,000,000,000	0.70%
$2,000,000,000	>	$2,500,000,000	0.65%
$2,500,000,000	>	$3,000,000,000	0.60%
$3,000,000,000	>	$3,500,000,000	0.55%
$3,500,000,000	>	$4,000,000,000	0.50%
$4,000,000,000	>	$4,500,000,000	0.45%
$4,500,000,000 and above			0.40%

Funds

Direxion Daily S&P 500® Bull 3X Shares

Direxion Daily S&P 500® Bear 3X Shares

Direxion Daily Mid Cap Bull 3X Shares

Direxion Daily Mid Cap Bear 3X Shares

Direxion Daily Small Cap Bull 3X Shares

Direxion Daily Small Cap Bear 3X Shares

Direxion Daily MSCI Developed Markets Bull 3X Shares

Direxion Daily MSCI Developed Markets Bear 3X Shares

Direxion Daily MSCI Emerging Markets Bull 3X Shares

Direxion Daily MSCI Emerging Markets Bear 3X Shares

Direxion Daily FTSE China Bull 3X Shares

Direxion Daily FTSE China Bear 3X Shares

Direxion Daily MSCI India Bull 3X Shares

Direxion Daily Latin America Bull 3X Shares

Direxion Daily Energy Bull 3X Shares

Direxion Daily Energy Bear 3X Shares

Direxion Daily Financial Bull 3X Shares

Direxion Daily Financial Bear 3X Shares

Direxion Daily Technology Bull 3X Shares

Direxion Daily Technology Bear 3X Shares

Direxion Daily MSCI Real Estate Bull 3X Shares

Direxion Daily MSCI Real Estate Bear 3X Shares

Direxion Daily 7-10 Year Treasury Bull 3X Shares

Direxion Daily 7-10 Year Treasury Bear 3X Shares

Direxion Daily 20+ Year Treasury Bull 3X Shares

Direxion Daily 20+ Year Treasury Bear 3X Shares

Direxion Daily Corporate Bond Bull 3X Shares

Direxion Daily Corporate Bond Bear 3X Shares

Direxion Daily Municipal Bond Bull 3X Shares

Direxion Daily Clean Energy Bull 3X Shares

Direxion Daily Clean Energy Bear 3X Shares

Direxion Daily Healthcare Bull 3X Shares

Direxion Daily Healthcare Bear 3X Shares

Direxion Daily Retail Bull 3X Shares

Direxion Daily Semiconductor Bull 3X Shares

Direxion Daily Semiconductor Bear 3X Shares

Direxion Daily Gold Miners Index Bull 3X Shares

Direxion Daily Gold Miners Index Bear 3X Shares

Direxion Daily Natural Gas Related Bull 3X Shares

Direxion Daily Natural Gas Related Bear 3X Shares

Direxion Daily Russia Bull 3X Shares

Direxion Daily Russia Bear 3X Shares

Direxion Daily Junior Gold Miners Index Bull 3X Shares

Direxion Daily Junior Gold Miners Index Bear 3X Shares

Direxion Daily Regional Banks Bull 3X Shares

Direxion Daily Regional Banks Bear 3X Shares

Direxion Daily MSCI Brazil Bull 3X Shares

Direxion Daily FTSE Europe Bull 3X Shares

Direxion Daily MSCI South Korea Bull 3X Shares

Direxion Daily MSCI Japan Bull 3X Shares

Direxion Daily Homebuilders & Supplies Bull 3X Shares

Direxion Daily Homebuilders & Supplies Bear 3X Shares

Direxion Daily S&P Biotech Bull 3X Shares

Direxion Daily S&P Biotech Bear 3X Shares

Direxion Daily S&P Oil & Gas Exp. & Prod. Bull 3X Shares

Direxion Daily S&P Oil & Gas Exp. & Prod. Bear 3X Shares

Direxion Daily FTSE Cürex USD Bull 3X Shares

Direxion Daily FTSE Cürex USD Bear 3X Shares

Direxion Daily FTSE Cürex EUR Bull 3X Shares

Direxion Daily FTSE Cürex EUR Bear 3X Shares

Direxion Daily FTSE Cürex YEN Bull 3X Shares

Direxion Daily FTSE Cürex YEN Bear 3X Shares

Direxion Daily S&P 500® Low Volatility Bull 3X Shares

Direxion Daily S&P 500® Low Volatility Bear 3X Shares

Direxion Daily MLP Bull 3X Shares

Direxion Daily MLP Bear 3X Shares

Direxion Daily Emerging Market Bond Bull 3X Shares

Direxion Daily Emerging Market Bond Bear 3X Shares

Last Updated: November 22, 2016